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                                                                    EXHIBIT 23.3



                               CONSENT OF NOMINEE

         The undersigned hereby consents to be named as a nominee for director of Cedar Shopping Centers, Inc. in its Registration Statement on Form S-11 (No. 333-108091) with respect to its Common Stock and consents to serve as a director if elected.

                                                    /s/ Roger M. Widmann
                                                    ----------------------------
                                                    Roger M. Widmann

Dated:  October __, 2003